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                                                                    Exhibit 10.2



                                   May 5, 1997



Mr. Philip G. Satre
Harrah's Entertainment, Inc.
1023 Cherry Road
Memphis, TN 38117

         RE:      Amendment to Employment Agreement

Dear Mr. Satre:

         Pursuant to action taken by the Board of Directors on February 21, 1997, this letter agreement ("this Amendment") amends your Employment Agreement dated February 25, 1994 (the "Agreement") between you and Harrah's Entertainment, Inc. (formerly The Promus Companies Incorporated) (the "Company").

         In consideration of the mutual covenants herein contained, it is agreed as follows:

                  1. All references in the Agreement to "Chief Executive Officer" are changed to read "Chairman of the Board and Chief Executive Officer."

                  2. The reference to your salary of "$450,000" in the first sentence of paragraph 4 of the Agreement is changed to read "$800,000."

                  It is understood these changes are effective as of January 1, 1997.

                  3. Notwithstanding any provision in the Agreement to the contrary, in the event your active employment as an executive officer with the Company, or its direct or indirect subsidiaries, terminates for any reason, any TARSAP shares granted to you which are unvested on the date of such termination of active employment will be forfeited as of 12:00 p.m. on such date, provided, it is understood that the Human Resources Committee of the Board of Directors could approve an exception, in its discretion, based on its review of the circumstances at that time.

                  4. Except as specifically amended herein, all terms and conditions of the Agreement remain unchanged and continue in full force and effect.








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         If this  Amendment  sets  forth our  agreement  on the  subject  matter hereof, please sign and return to the Company the enclosed copy of this Amendment which will then constitute our binding agreement on this subject.

                                       Very truly yours,

                                       HARRAH'S ENTERTAINMENT, INC.



                                       By:  /s/ E. O. Robinson, Jr.
                                            -------------------------

                                       Title: Senior Vice President


AGREED:


/s/ Philip G. Satre
-------------------------
Philip G. Satre

































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